UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2012
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
Exhibit 99.1 Press Release Dated June 1, 2012
Exhibit 99.2 Charts Furnished to Media

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 30, 2012 General Motors LLC (“GM LLC”), an indirect wholly-owned subsidiary of General Motors Company (the “Company”), entered into a Definitive Transaction Framework Agreement by and among GM LLC, The Prudential Insurance Company of America (“Prudential Insurance”), Prudential Financial, Inc., and State Street Bank and Trust Company, as Independent Fiduciary of the GM Retirement Program for Salaried Employees (the “SRP”) (the “Agreement”) pursuant to which the SRP will purchase from Prudential Insurance a group annuity contract that requires Prudential Insurance to pay and administer future annuity payments to certain of the Company's salaried retirees.
Following the execution of the Agreement, the SRP is offering lump-sum distributions to certain retired salaried employees who participate in the SRP. Certain retired salaried employees that are not offered lump-sum distributions or those that are offered lump-sum distributions that do not elect to take the offer will receive annuity payments from Prudential Insurance in accordance with the terms of the group annuity contract. GM LLC has agreed to provide additional funding to the SRP so that the SRP has sufficient assets to purchase the group annuity contract, provide additional funding to the pension plan for current salaried employees and complete the transactions contemplated by the Agreement. It is expected that the additional funding for the SRP will be in the range of $3.5 billion to $4.5 billion. The final amount of the funding will depend on several factors including interest rates, SRP asset returns and the lump sum election rate. The Agreement contains closing conditions and termination rights in favor of GM LLC regarding total cash required and total liquidity impact on the Company as well as a termination right in favor of Prudential Insurance regarding its overall projected balance sheet position at December 31, 2012. Certain aspects of the transactions contemplated by the Agreement regarding the SRP are subject to review by the Pension Benefit Guaranty Corporation. The Agreement is also subject to other customary closing conditions for this type of agreement. Assuming all of the closing conditions are met, the Company expects the transactions contemplated under the Agreement to be completed by December 31, 2012. Upon completion, the Company expects to account for the transactions as a settlement of approximately $26 billion of pension obligations under U.S. generally accepted accounting principles. A press release announcing the entry into the Agreement and charts supplied to the media are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Prudential Insurance currently has an annuity contract with the SRP valued at approximately $1 billion that applies to certain pension obligations under the SRP. All but a de minimis amount of the assets and obligations under this annuity contract are included in the overall transactions contemplated by the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which will be filed with the Company's quarterly report for the quarter ended June 30, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS
Exhibits	Description	Method of Filing

99.1	Press Release Dated June 1, 2012	Attached as Exhibit
99.2	Charts Furnished to Media	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ Nick S. Cyprus
Date: June 1, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer